[EXECUTION ORIGINAL]

                               SECURITY AGREEMENT


            THIS AGREEMENT (as amended, supplemented or modified from time to time, this "Agreement") is dated as of April 4, 1997 and is entered into by and between TFC ENTERPRISES, INC., a Delaware corporation ("TFCEI"), THE FINANCE COMPANY, a Virginia corporation (the "Debtor"), FIRST COMMUNITY FINANCE, INC., a Virginia corporation ("FCF") and THE INSURANCE AGENCY, INC., a Virginia corporation ("TIA") (TFCEI, the Debtor, FCF and TIA are sometimes hereinafter referred to as the "Affiliated Companies" and each as an "Affiliated Company"), which Affiliated Companies constitute, or as of January 1, 1996 constituted, a controlled group of corporations (the "Affiliated Group") as that term is defined under Section 1563(a)(1) of the Internal Revenue Code of 1986, as amended, in favor of GENERAL ELECTRIC CAPITAL CORPORATION, a New York corporation (the "Lender").

                                    RECITALS:

            A. The Lender and the Debtor entered into that certain Amended and Restated Motor Vehicle Installment Contract Loan and Security Agreement, dated as of December 20, 1996 (the "Loan Agreement"), which amended and restated that certain Loan and Security Agreement, dated September 24, 1992, as amended.

            B. The Debtor is currently in default under the Loan Agreement and with respect to loans from one or more other creditors, including loans from Nationsbank, N.A. (collectively, the "Nationsbank Loan").

            C. The Lender has agreed to substantially pay off the Nationsbank Loan and amend the Loan Agreement pursuant to Amendment No. 1, dated as of the date hereof (the "Amendment," and together with the Loan Agreement, the "Amended Loan Agreement").

            D. TFCEI, which is the corporate parent of the Debtor, guarantied the obligations of the Debtor under the Loan Agreement in a guaranty made by TFCEI in favor of the Lender, dated as of December 20, 1996, and concurrently herewith, in a guaranty made by TFCEI in favor of the Lender, dated as of the date hereof.

            E. FCF, a wholly-owned subsidiary of TFCEI, and TIA, a wholly-owned subsidiary of the Debtor, also guaranteed the obligations of the Debtor under the Loan Agreement in separate Guaranties made by them in favor of the Lender, dated as of December 20, 1996, and concurrently herewith, in separate Guaranties made by them in favor of the Lender, dated as of the date hereof. In addition, FCF granted a security interest to the Lender in certain assets of FCF to secure the Debtor's obligations under the Loan Agreement, in that certain Pledge Agreement, dated as of December 20, 1996, as amended by the Amendment and Confirmation of Pledge Agreement, dated as of the date hereof (the "FCF Pledge Agreement").

            F. The Affiliated Companies intend to file on a consolidated return basis federal and state income tax returns reporting their respective business operations for taxable year 1996 and thereafter.

            G. With respect to such consolidated filings, TFCEI anticipates receiving during 1997 a refund of federal income taxes in an amount estimated to be $4,500,000 relating to a recapture of federal income taxes paid by the Affiliated Companies for the tax years 1993 and 1994 (the "Tax Refund") on behalf of itself or the other Affiliated Companies. As another condition of the Amendment, the Lender has required that TFCEI and the other Affiliated Companies pay the Tax Refund to Lender as, when, and in whatever amount received, in reduction of the Indebtedness (as defined in the Amended Loan Agreement), and has required the Affiliated Companies to execute and deliver this Agreement to secure (i) the payment and performance of the Indebtedness, (ii) the payment and performance of the respective covenants, agreements and undertakings of each of the Affiliated Companies hereunder and under the other Loan Documents (as defined in the Amended Loan Agreement), and (iii) any other present or future obligations of any or all of the Affiliated Companies to Lender, whether matured or unmatured, direct or indirect, secured or unsecured, original, extended or renewed, absolute or contingent, whether originally contracted with or acquired by the Lender, whether contracted alone or jointly and/or severally with others, whether or not evidenced by negotiable instruments or other writings and any renewals, extensions, or substitutions thereto, and including open lines of credit and obligations with respect to letters of credit or any draft presented in connection therewith (the obligations described in subsections (i), (ii) and (iii) hereof, together, shall be referred to as the "Obligations.")

            H. Without limiting the term "Loan Documents" as defined in the Amended Loan Agreement, the term "Loan Documents" shall include the Amended Loan Agreement, the Guaranties (as such term is defined in the Amended Loan Agreement), the FCF Pledge Agreement and the Stock Pledge (as defined in the Amended Loan Agreement).

                                   AGREEMENT:

            In order to secure to the Lender the payment when due under the Obligations, each of the Affiliated Companies covenants and agrees as follows:

            1. DEFINITIONS. Terms defined in the Amended Loan Agreement and not otherwise defined herein shall have, as used herein, the respective meanings provided for therein.

            2. TERM. This Agreement and the obligations of the parties hereto shall commence as of the date first above written and shall continue until the payment by the Debtor and/or the other Affiliated Companies of all Indebtedness and any other present or future Obligations of any of the Affiliated Companies in existence or arising at or prior to such payment, including the performance of all obligations under this Agreement.

            3. REFUND COLLATERAL. The term "Refund Collateral" means all property from time to time subject to the security interest granted hereby.

            4. SECURITY INTEREST. To secure the Obligations, each and all of the Affiliated Companies hereby assign, convey, transfer, grant and pledge to the Lender, upon the terms set forth herein, a continuing lien and security interest in all of the Affiliated Companies' (and/or each Affiliated Company's) right, title and interest in, to and under all of the following, whether now owned or hereafter acquired:

                        (a) any and all refunds of any nature or kind, from the United States Department of Treasury or Internal Revenue Service, however evidenced and whether characterized as an account, property or a general intangible, relating to federal income taxes of any or all of the Affiliated Companies;

                        (b) the federal income Tax Refund in an amount estimated to be $4,500,000, payable during 1997 and relating to a recapture of federal income taxes paid by the Affiliated Companies for the tax years 1993 and 1994; and

                        (c) all proceeds and products of any and all of the foregoing, including, without limitation, cash and proceeds of the type described above.

            5. Security Interest Absolute. All rights of the Lender and security interests hereunder, and all duties, and obligations of the Affiliated Companies hereunder, shall be absolute and unconditional and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

                        (a) any extension, renewal, settlement, compromise, waiver or release in respect of any of the Obligations, or any other document evidencing or securing such Obligations, by operation of law or otherwise;

                        (b) any modification or amendment or supplement to the Amended Loan Agreement, the other Loan Documents or any other document evidencing or securing any of the Obligations;

                        (c) any release, non-perfection or invalidity of any direct or indirect security for any of the Obligations;

                        (d) any insolvency, bankruptcy, reorganization or other similar proceeding affecting any of the Affiliated Companies or its assets or any resulting disallowance, release or discharge of all or any portion of the Obligations;

                        (e) the existence of any claim, set-off or other right
            which any of the Affiliated Companies may have at any time against the Lender or any other entity or person, whether in connection herewith or any unrelated transactions; provided, that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;

                        (f) any invalidity or unenforceability relating to or
            against any of the Affiliated Companies for any reason of any of the Obligations, or any provision of applicable law or regulation purporting to prohibit the payment by the Affiliated Companies of the Obligations;

                        (g) any failure by the Lender (i) to file or enforce a
            claim against the Affiliated Companies or its estate (in a bankruptcy or other proceeding), (ii) to give notice of the existence, creation or incurring by any of the Affiliated Companies of any new or additional indebtedness under or with respect to the Obligations, (iii) to commence any action against any of the Affiliated Companies, (iv) to disclose to any of the Affiliated Companies any facts which the Lender may now or hereafter know with regard to such Affiliated Company or (v) to proceed with due diligence in the collection, protection or realization upon any Refund Collateral securing the Obligations; or (vi) any other act or omission to act or delay of any kind by any of the Affiliated Companies, the Lender or any other corporation or person or any other circumstance whatsoever which might, but for the provisions of this clause, constitute a legal or equitable discharge of the Obligations.

            6. SPECIAL PROVISIONS. The Affiliated Companies irrevocably agree that tax returns of whatever nature to the extent permitted by law shall be filed on a consolidated return basis until cash proceeds of the Tax Refund have been paid to or realized by the Lender. None of the Affiliated Companies will take any action or omit to take any action which would impair the filing of the Affiliated Companies on a consolidated basis. TFCEI shall promptly file for and expeditiously facilitate the issuance of the Tax Refund on a consolidated return basis, and promptly provide Lender with a copy of any and all tax returns, amendments and correspondence with respect thereto. Without limiting the generality of the foregoing, TFCEI, with the other Affiliated Companies' full concurrence, shall in any such consolidated filing designate itself as the recipient of the Tax Refund and provide the following address as the address for the issuance of the Tax Refund from the taxing authorities:

                                    Mr. W. Jerome McDermott
                                    Account Executive
                                    Asset Based Lending
                                    General Electric Capital Corporation
                                    1000 Hart Road
                                    Barrington, Illinois 60010

            In the alternative, upon the prior written instructions of the Lender, the Tax Refund may be send by bank wire to a bank account of an Affiliated Company designated by the Lender.

            The Affiliated Companies agree that the Tax Refund shall be treated as follows:

                        (a) Promptly upon the request of the Lender and immediately upon receipt of the Tax Refund, TFCEI (and/or any of the Affiliated Companies, if applicable) shall endorse the check(s) with respect to such Tax Refund payable pursuant to Lender's instructions.

                        (b) Upon endorsement pursuant to subsection (a) above, TFCEI (and/or any of the Affiliated Companies, if applicable) shall, pursuant to the Lender's instructions (i) deliver the endorsed check to the Lender, (ii) deposit same to a bank account in TFCEI's or Lender's name, designated by the Lender, or (iii) in the case of the Tax Refund is paid by bank wire to TFCEI (and/or any of the Affiliated Companies as applicable) or is deposited into an account of same, immediately deliver the amount of the Tax Refund to the Lender by bank wire (or otherwise pursuant to the Lender's instructions) to a bank account designated by the Lender, and thereby effect a payment to Lender in diminution of the outstanding loan balance under the Amended Loan Agreement.

                        (c) In the event that TFCEI (and/or any of the Affiliated Companies, if applicable) fails to endorse the Tax Refund or pay the proceeds of the Tax Refund to the Lender as described in this Section, or otherwise breaches the terms of this Agreement requiring payment or endorsement, the Affiliated Companies expressly agree that money damages alone will not constitute an adequate remedy and that the only adequate remedy shall be an injunction requiring performance by TFCEI (and/or any of the Affiliated Companies, if applicable) of its obligations under this Agreement. The Affiliated Companies, accordingly, agree that in the event of a breach, Lender may apply to any court of competent jurisdiction for both temporary and permanent injunctions, together with any money damages suffered including reasonable costs and attorneys' fees.

                        (d) Without limitation of any Lender's rights pursuant to Subsection (c) above, in the event that TFCEI (and/or any of the Affiliated Companies, if applicable) fails to endorse the Tax Refund or pay the proceeds of such Tax Refund to the Lender as described in this Section, Lender may directly deposit such Tax Refund in a Blocked Account (as hereinafter defined) or other bank account of TFCEI (and/or any of the Affiliated Companies, as applicable) controlled by Lender or in which Lender has a security interest, and then take possession of the proceeds of such Tax Refund in such account and utilize such proceeds to effect a payment to Lender in diminution of the outstanding balance of the loans under the Amended Loan Agreement.

                        (e) Upon request of the Lender, TFCEI (and/or any of the Affiliated Companies, if applicable) shall establish a special bank account in TFCEI's or Lender's name solely for the purpose of depositing the Tax Refund (the "Blocked Account") at a financial institution acceptable to Lender in its sole discretion for deposit of the Tax Refund. The Blocked Account and all proceeds thereof, shall be pledged by the Affiliated Companies to the Lender in accordance with the requirements of the depository and the UCC so that Lender has a perfected first priority security interest in the Blocked Account.

            7. NO FURTHER TRANSFER. The Affiliated Companies shall not sell, assign, pledge, encumber, grant a security interest in, or otherwise transfer the Refund Collateral or any interest therein without the prior written consent of the Lender.

            8. MAINTENANCE OF RECORDS. TFCEI will maintain accurate business records and books of account showing, among other things, all Refund Collateral owned by the Affiliated Companies. The Lender shall have the right to inspect such books and records and make abstracts therefrom.

            9. PUBLIC FILING. The Affiliated Companies shall join with the Lender in executing documents for public filing with respect to evidencing, perfecting or protecting the Lender's security interest in the Refund Collateral and its rights with respect to the Tax Refund, in a form satisfactory to the Lender, and bear any and all costs of such filings.

            10. FURTHER ASSURANCES. Each of the Affiliated Companies shall execute and deliver on demand such further assurances and take such steps as may be necessary to confirm, perfect and maintain the Lender's security interest in the Refund Collateral and to preserve the priority of the Lender's security interest and lien on the Refund Collateral. The Affiliated Companies will reimburse the Lender for all expenses incurred in the filing and obtaining of all such documents, including but not limited to the costs of performing lien, security interest and judgment lien searches in applicable jurisdictions.

            11.         DEFENSE OF REFUND COLLATERAL.  The Affiliated Companies:

                        (a) will not create, incur, assume or suffer to exist, any lien, security interest or other encumbrance upon or with respect to the Refund Collateral (except the security interest granted to the Lender hereunder); and

                        (b) at their cost, will join the Lender in defending the Refund Collateral against any claims or demands adverse to Lender's security interest therein and in promptly paying, when due, all taxes or assessments levied against the Refund Collateral except where contested in good faith by proper proceedings if appropriate reserves are maintained with Lender with respect thereto.

            12. INFORMATION REGARDING REFUND COLLATERAL. TFCEI (and the other Affiliated Companies, as applicable) shall provide the Lender such information as the Lender may from time to time reasonably request with respect to the Refund Collateral and the Tax Refund, including, without limitation, statements describing, designating, identifying and evaluating the Refund Collateral and the Tax Refund.

            13. POWER OF ATTORNEY. Each of the Affiliated Companies hereby appoints the Lender and any officer or employee of the Lender as the Lender may from time to time designate, as attorneys-in-fact for the Affiliated Companies to perform all actions necessary or desirable in the discretion of the Lender to effect the provisions of this Agreement and to carry out the intent hereof, to do any act which any of the Affiliated Companies are required to do pursuant to the terms of this Agreement, and to exercise such rights and powers as any of the Affiliated Companies might exercise with respect to the Refund Collateral, all at the cost and expense of the Affiliated Companies. Neither the Lender nor any other such attorney-in-fact will be liable for any acts of omission or commission, unless such acts were willful and malicious or grossly negligent, nor for any error of judgment or mistake of law or fact. This power is coupled with an interest and is irrevocable until the cash proceeds of the Tax Refund are paid to or realized by the Lender.

            14.         INDEMNIFICATION.

                        (a) The Affiliated Companies (jointly and severally) will save, indemnify, and hold harmless the Lender from and against, and pay or reimburse the Lender for, any and all claims, liabilities, obligations, losses, fines, costs, proceedings, suits, actions, deficiencies or damages (whether absolute, accrued, conditional, or otherwise and whether or not resulting from third party claims), including reasonable attorneys' fees incurred by the Lender, resulting from or arising out of:


                                    (i)         the Tax Refund, the Refund
Collateral or the Lender's security interest granted hereunder;

                                    (ii)        any recoupment, voiding,
recovery or set-off by any taxing authority with respect to the Tax Refund or any payment or proceeds thereof;

                                    (iii)       any inaccuracy of any
representation or warranty made by any of the Affiliated Companies herein; or

                                    (iv)        any failure of any of the
Affiliated Companies to perform any covenant or agreement hereunder.

                         (b) The provisions of this Section 14 shall survive the termination of this Agreement.

            15. EVENTS OF DEFAULT. The occurrence of any of the following events shall constitute a "Default" hereunder:

                        (a) The occurrence of an Event of Default under the Amended Loan Agreement.

                        (b) If any payment due under the Obligations is not paid when due after the expiration of any applicable notice or cure period.

                        (c) The failure by any Affiliated Company to observe or perform any of the applicable agreements contained herein.

                        (d) Discovery that any representation or warranty made by the Affiliated Companies herein or any statement or representation made in any certificate, report or opinion delivered pursuant hereto was incorrect, incomplete or misleading in any material respect on or as of the date made or deemed made.

                        (e) If any guaranty (including the Guaranties) obtained in connection with an Obligation is terminated.

                        (f) If any of the Affiliated Companies shall generally not pay, or shall be unable to pay, or shall admit in writing its inability to pay, its debts as such debts become due (as defined by 11 U.S.C. ss.303(h)(1)).

                        (g) If any of the Affiliated Companies makes an assignment for the benefit of creditors, files a petition in bankruptcy, petitions or applies to any tribunal for any receiver, custodian or any trustee of any substantial part of its property, or commences any proceeding relating to it under any reorganization, arrangement, readjustments of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect.

                        (h) If, within sixty (60) days after the filing of a bankruptcy petition or the commencement of any proceeding against any of the Affiliated Companies seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, the proceeding shall not have been dismissed, or, if within thirty (30) days after the appointment, without the consent or acquiescence of it, of any trustee, receiver, custodian or liquidator of it or of all or any substantial part of the properties of it, the appointment shall not have been vacated.

                        (i) If this Agreement shall at any time and for any reason cease to create a valid and perfected first priority security interest in and to the Refund Collateral (except as provided in Section 11 hereof), or such security interest shall cease to be in full force and effect or shall be declared null and void, or the validity or enforceability thereof shall be contested by any Affiliated Company or any Affiliated Company shall deny that it has any further liability or obligation with respect thereto.

                        (j) A default by any of the Affiliated Companies under any other agreement or contract between any of the Affiliated Companies and the Lender, including but not limited to the Loan Documents (whether or not relating to the Amended Loan Agreement).

            16. REMEDIES. Upon the occurrence of a Default, the Lender at its option may exercise any and all rights and remedies on default of a Lender under the UCC as then in effect, or under other applicable law, as well as all rights and remedies provided herein, or in the Loan Documents, including, without limitation, the right to sell any and all of the Refund Collateral in accordance with the applicable provisions of said UCC.

            The rights of the Lender granted and arising under the terms of this Agreement shall be separate, distinct and cumulative of all other rights which the Lender may have under the Amended Loan Agreement, any of the Loan Documents or any other Obligation in law or in equity, and none of them shall be in exclusion of the others; and all of them are cumulative to the remedies for collection of indebtedness and enforcement of rights under security agreements and preservation of security available to the Lender as lender as provided at law. No act of the Lender shall be construed as an election to proceed under any one provision hereof to the exclusion of any other provision, or an election of remedies to the bar of any other remedy allowed under the Amended Loan Agreement, any other Loan Document, or any other Obligation or at law or in equity, anything herein or otherwise to the contrary notwithstanding. The Lender shall have the right, at its sole option, to exhaust the Refund Collateral or any other security given or received by the Lender to secure the amounts due under the Amended Loan Agreement, or any other Obligation, either concurrently or independently, and in such order as the Lender in its sole discretion may determine. No delay by the Lender in exercising any right or remedy hereunder or otherwise afforded by law shall operate as a waiver thereof or preclude the exercise of any such right or remedy during continuance of any Default under this Agreement.

            17.         AFFILIATED COMPANIES' REPRESENTATIONS AND WARRANTIES.
Each of the Affiliated Companies represents and warrants to the Lender as follows:

                        (a) First Priority Security Interest. The Affiliated Companies have good and marketable title to the Refund Collateral subject to no prior liens, security interests or other encumbrances (except as provided in Section 11 hereof).

                        (b) Incorporation, Good Standing, and Due Qualification. TFCE is a corporation duly incorporated and validly existing under the laws of Delaware, and each of the other Affiliated Companies is a corporation duly incorporated under the laws of the Commonwealth of Virginia; each has the corporate power and authority and all material governmental licenses, authorization, consents and approvals required to own its assets and to transact the business in which it is now engaged or proposes to be engaged; and each is duly qualified as a foreign corporation and in good standing under the laws of each other jurisdiction in which a failure to so qualify and be in good standing would constitute a material violation of applicable law.

                        (c) Corporate Power and Authority. The execution, delivery, and performance by each of the Affiliated Companies of this Agreement have been duly authorized by all necessary corporate action and do not and will not (1) require any consent or approval of the stockholders of such corporation; (2) contravene such corporation's charter or bylaws; (3) violate any provision of any law, rule, regulation (including, without limitation, Regulations U and X of the Board of Governors of the Federal Reserve System), order, writ, judgment, injunction, decree, determination, or award presently in effect having applicability to such corporation; (4) require any action by or in respect of, or filing with, any governmental body, agency or official (other than the Internal Revenue Service); (5) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease, or instrument to which such corporation is a party or by which it or any of its properties may be bound or affected; (6) result in, or require, the creation or imposition of any lien, security interest or other encumbrance (other than the security interest of this Agreement), upon or with respect to any of the properties now owned or hereafter acquired by such corporation; or
(7) cause such corporation to be in default under any such law, rule, regulation, order, writ, judgment, injunction, decree, determination, or award or any such indenture, agreement, lease, or instrument applicable to such corporation.

                        (d) Legally Enforceable Agreement. This Agreement, when delivered, will be legal, valid, and binding obligations of the Affiliated Companies enforceable against each of the Affiliated Companies in accordance with its terms and in whatever capacity an Affiliated Company may be referred to under such terms (including without limitation, whether such reference is made individually or collectively, as the case may be), except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency, and other similar laws affecting creditors' rights generally.

                        (e) Other Agreements. None of the Affiliated Companies is a party to any indenture, loan, or credit agreement, or to any lease or other agreement or instrument, or subject to any charter or corporate restriction which could have a material adverse effect on its ability to carry out its obligations hereunder, and none is in default in any material respect in the performance, observance, or fulfillment of any of the obligations, covenants, or conditions contained in any agreement or instrument material to its business to which it is a party.

                        (f) No Defaults on Outstanding Judgments or Orders. Each of the Affiliated Companies has satisfied all judgments and is not in default with respect to any judgment, writ, injunction, decree, rule or regulation of any court, arbitrator or federal, state, municipal or other governmental authority, commission, board, bureau, agency or instrumentality, domestic or foreign, a default of which would materially adversely affect the financial condition, operations, properties or business of such Affiliated Company or its ability to perform its obligations hereunder.

                        (g) Compliance with Laws. Each of the Affiliated Companies has complied in all material respects with all applicable laws, rules, regulations, ordinances and orders.

                        (h) Taxes. The Affiliated Companies have filed all tax returns (federal, state and local) required to be filed and have paid all taxes, assessments and governmental charges and levies due pursuant to such returns or pursuant to any assessment received by any of them, including interest and penalties, if applicable.

                        (i) Corporate Structure. The Affiliated Companies are the only corporations or other entities comprising the Affiliated Group.

            18. TERMINATION. Upon the payment to, or realization by, the Lender of the cash proceeds of the Tax Refund, this Agreement shall terminate.

            19. GOVERNING LAW. The interpretation and performance of this Agreement shall be governed by the laws of the Commonwealth of Virginia (or, with respect to the security interests granted herein, by such other jurisdiction if the validity or perfection of any security interest granted herein is governed by reason of the mandatory provisions of law by the Uniform Commercial Code as in effect in such jurisdiction other than Virginia).

            20. SUCCESSORS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

            21. INTERPRETATIONS. The headings to sections of this Agreement are for the convenience of reference only and do not form a part of this Agreement and shall not affect the interpretation hereof. Unless the context indicates otherwise, words in a singular number shall be deemed to include words in the plural and vice versa, and words in one gender shall be deemed to include words in other genders.


                            [Next page is signatures]

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.


                                        LENDER:

                                        GENERAL ELECTRIC CAPITAL CORPORATION,
                                        a New York corporation



                                        By:         ___________________________

                                        Its:        ___________________________


                                        TFCEI:

                                        TFC ENTERPRISES, INC.,
                                         a Delaware corporation



                                        By:         ___________________________

                                        Its:        ___________________________


                                        DEBTOR:

                                        THE FINANCE COMPANY,
                                         a Virginia corporation



                                        By:         ____________________________

                                        Its:        ____________________________



                                        FCF:

                                        FIRST COMMUNITY FINANCE, INC.,
                                         a Virginia corporation



                                       By:         ____________________________

                                       Its:        ____________________________



                                       TIA:

                                       THE INSURANCE AGENCY, INC.,
                                        a Virginia corporation



                                      By:         _____________________________

                                      Its:        _____________________________